Exhibit 99.1

UTA Acquisition Corporation Announces Pricing of $200 Million Initial Public Offering

December 1, 2021 9:32 PM EST

LOS ANGELES--(BUSINESS WIRE)--UTA Acquisition Corporation (the “Company”), a special purpose acquisition company targeting businesses in the gaming, digital media, creator economy, entertainment and technology industries, today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “UTAAU” beginning December 2, 2021. After the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “UTAA” and “UTAAW,” respectively. The offering is expected to close on December 6, 2021, subject to customary closing conditions.

The Company is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry or sector, it intends to identify and complete a business transaction with a company operating in the gaming, digital media, creator economy, entertainment and technology industries.

The Company’s management team consists of executives with extensive experience in gaming, digital media, creator economy, entertainment and technology, with a history of operational and financial expertise. The management team is led by Reginald (Reggie) Fils-Aimé, who most recently served as President and Chief Operating Officer of Nintendo of America and will serve as Chairman of the Company. The management team also includes Co-Chief Executive Officers Clinton Foy, a senior investment executive at United Talent Agency, LLC (“UTA”), and Jamie Sharp, a technology and gaming executive. Ophir Lupu, who leads UTA’s global gaming and esports businesses, is the Company’s President and UTA executive Chris Jefferis will serve as Chief Financial Officer.

The Company’s sponsor is a partnership between affiliates of UTA, a talent, entertainment and sports representation company and members of UTA’s management team, Messrs. Fils-Aimé and Sharp, along with Connaught, a financial advisory and merchant banking firm.

Credit Suisse Securities (USA) LLC is acting as the sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to 3,000,000 additional units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Credit Suisse Securities (USA) LLC at Attn: Credit Suisse Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, or by telephone at 1 (800) 221-1037 or by email at usa.prospectus@credit-suisse.com. A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 1, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the initial public offering filed with the SEC. Copies of these documents are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investors:

investors@UTAACorp.com

Media:

Sard Verbinnen & Co UTA-SVC@sardverb.com